CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 being filed by B2Gold Corp. with the United States Securities and Exchange Commission of our report dated March 12, 2015 relating to the B2Gold Corp. consolidated financial statements as at December 31, 2014 and 2013 and for the years then ended and the effectiveness of internal control over financial reporting of B2Gold Corp. as at December 31, 2014.

signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants
Vancouver, British Columbia
September 8, 2015